77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)	Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Registrant, filed herewith.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Amended Exhibit A to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with Forward Commodity Long/Short Strategy Fund, Forward Core Strategy Long/Short Fund, Forward Credit Analysis Long/Short Fund, Forward EM Corporate Debt Fund, Forward Emerging Markets Fund, Forward Global Dividend Fund, Forward Global Infrastructure Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward International Small Companies Fund, Forward Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select EM Dividend Fund, Forward Select Income Fund, Forward Small Cap Equity Fund, Forward Tactical Enhanced Fund Forward Tactical Growth Fund, Forward Global Credit Long/Short Fund, Forward Endurance Long/Short Fund, Forward Floating NAV Short Duration Fund, and Forward Managed Futures Strategy Fund, incorporated by reference to Exhibit (d)(1) to Post-Effective Amendment No. 103 to this Registration Statement filed with the Commission on April 30, 2013.

(e)(2)

Amended Exhibit B to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with Forward Balanced Allocation Fund, Forward Frontier Strategy Fund, Forward Growth Allocation Fund, Forward Growth & Income Allocation Fund, Forward High Yield Bond Fund, Forward Income Builder Fund, Forward Income & Growth Allocation Fund, Forward Investment Grade Fixed Income Fund, Forward Multi-Strategy Fund,  Forward Total MarketPlus Fund, and Forward U.S. Government Money Fund, incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 103 to this Registration Statement filed with the Commission on April 30, 2013.

(e)(3)

Amendment to the Amended and Restated Investment Sub-Advisory Agreement among Forward Funds, Forward Management, LLC and Cedar Ridge Partners, LLC entered into as of February 1, 2008 with respect to the Forward Credit Analysis Long/Short Fund (formerly the Forward Long/Short Credit Analysis Fund), filed herewith.